EXHIBIT (b)



                                    By-Laws








                                     BY-LAWS
                                       OF
                         TAX FREE FUND OF VERMONT, INC.
                              A Vermont Corporation
                                    Article I
                                     Offices

Section 1.1. Registered Office The registered office of the Corporation shall be in the city of Rutland, County of Rutland, State of Vermont.

Section 1.2. Offices. The principal office and place of business of the Corporation shall be in the City of Rutland, County of Rutland and State of Vermont. The Corporation may also have offices at such other places both within and without the State of Vermont as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                                   Article II
                                                  Shareholders

Section 2.1. Place of Meetings All meetings of the shareholders shall be held at the principal office of the Corporation, except such meetings as the Board of Directors expressly determine shall be held elsewhere, in.-which case meetings may be held upon notice as hereinafter provided at such other place or places as the Board of Directors shall have determined and as shall be stated in such notice.

Section 2.2. Annual Meeting. The annual meeting of the shareholders shall be held during the month of May in each year on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the Notice of the Meeting

     In the event the annual meeting is omitted by oversight or otherwise on the date herein provided, then a substituted annual meeting may be held on any subsequent date prior to the close of the corporate fiscal year, and any business transacted or elections held at such meeting shall be as valid and effective as if transacted or held at the regular annual meeting. A written and signed application for such substituted annual meeting may be made by any shareholder, and notice shall be given therefor as hereinafter provided by these By-laws.

     At each annual meeting, the shareholders entitled to vote shall elect those directors whose terms expire at such annual meeting, by majority vote by ballot, and they may transact such other corporate business as may properly be brought before the meeting. At the annual meeting any business may be transacted, irrespective of whether the notice calling such meeting shall have contained a reference thereto, except where notice is required by law, the Certificate of Incorporation, or these By-laws.

Section 2-3. Quorum. At all meetings of the shareholders the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy,, shall constitute a quorum requisite for the transaction of business's except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws. if, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by proxy, by a majority vote, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting until the requisite amount of voting stock shall be present. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At such adjourned meeting, at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted if the meeting had been held as originally called.

     The vote of a majority of the quorum shall decide any question or matter,, except as otherwise required by law, the Certificate of Incorporation, or these By-laws.

Section 2.4. Adjourned Meeting Any meeting of shareholders., either annual or special, and whether a quorum is present or not, may be adjourned from time to time by vote of a majority of the shares, the holders of which are either present in person or represented by proxy, but in the absence of a quorum, no other business shall be transacted.

     When any such meeting is adjourned for more than thirty (30) days, notice of such adjourned meeting shall be given as provided in thes6--By-laws, but except as aforesaid, it shall not be necessary to give any notice of an adjournment of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken. If,, however, after the adjournment, a new record date is fixed for the meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to vote at such meeting.

Section 2.5- Right to Vote; Proxies. Each shareholder having the right to vote at any meeting shall be entitled to one vote for each share of stock held by said shareholder. Any shareholder entitled to vote at any meeting of shareholders may vote either in person or by proxy, but no proxy which is dated more than eleven (11) months prior to the meeting at which it is offered shall confer the right to vote thereat. Every proxy shall be in writing, subscribed by a shareholder or said shareholder's duly authorized attorney in fact, and dated, but need not be sealed, witnessed, or acknowledged. Every proxy shall be revocable by the shareholder prior to the vote being taken, except as otherwise provided by Vermont Law.

Section 2.6. Voting. At all meetings of shareholders all questions, except as otherwise expressly provided for by statute, the Certificate of Incorporation or these By-laws, shall be determined by a majority vote of the shareholders present in person or represented by proxy. Except as otherwise expressly provided by law, the Certificate of Incorporation, these By-laws or the Board of Directors, at all meetings of shareholders, the voting shall be taken by ballot, each of which shall state the name of the shareholder voting and the number of shares voted by said shareholder, and, if such ballot be cast by a proxy, it shall also state the name of the proxy. Except as otherwise provided in the Certificate of Incorporation or by the By-laws, all elections shall be decided by majority vote.

Section 2.7. Notice of Annual_Meeting. Written notice of the annual meeting of the shareholders shall be mailed, postage prepaid, to each shareholder entitled to vote thereat at such address as appears on the stock books of the Corporation at least ten (10) days and not more than fifty (50) days prior to the meeting. It shall be the duty of every shareholder to furnish to the Secretary of the Corporation or to the transfer agent, the shareholder's post-office address and to notify said Secretary or transfer agent of any change therein.

Section 2.8. Shareholders' List. The secretary or agent having charge of the stock transfer books for shares of a corporation shall make, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in Alphabetical order, with the address of and the number of shares held by each, which list, for a period of 10 days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any t7i-me during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

Section 2.9. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise provided by statute, may be called by the Board of Directors or by the President of the Corporation and shall be called by the President or Secretary upon the request in writing of a majorityof The Board of Directors or not less than one-tenth (1/10th) of the entire outstanding shares.

     The business transacted at such special meeting shall be confined to the purpose or purposes stated in the notice therefor.

     Written notice of a special meeting of shareholders, stating the time and place and object thereof, shall be mailed, postage prepaid, not less than ten (10) nor more than fifty (50) days before such meeting, to each stockholder entitled to vote thereat, at such address as appears on the books of the Corporation. No business may be transacted at such meeting except that referred to in said notice, or in a supplemental notice given also in compliance with the provisions hereof, or such other business as may be germane or supplementary to that stated in said notice or notices.

Section 2.10. Inspectors One or more inspectors may be appointed by the Board of Directors before or at any meeting of stockholders, or, if no such appointment shall have been made, the presiding officer may make such appointment, if deemed necessary, at the meeting. At the meeting for which the inspector or inspectors are appointed, the inspectors shall open and close the polls, receive and take charge of the proxies and the acceptance and rejection of votes. If any inspector previously appointed shall fail to attend or refuse or be unable to serve, the presiding officer shall appoint a substitute inspector.

Section 2-11. Shareholders' Action by Unanimous Consent. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of law, the Certificate of Incorporation, or these By-laws, the meeting and vote of stockholders may be dispensed with if all the shareholders consent to any action to be taken by the Corporation, and such action shall be as valid as a corporate action as though it had been unanimously authorized at a meeting of the shareholders; provided that the written consent of all the shareholders shall be attached to and made a part of the minutes of the corporation and filed with the secretary.

Section 2.12. Waiver of Notice. Any meeting at which all of the shareholders entitled to vote are present, either in person or by proxy, or at which those not present have waived notice in writing, either prior or subsequent to such meeting, shall be a legal meeting for the transaction of any business, notwithstanding that notice has not been given, provided a quorum be present in person or by proxy. Such waivers shall not be recognized unless filed with the Secretary, or someone acting in such capacity.


                                   Article III
                                    Directors

Section 3.1. Number of Directors. The business, property and affairs of the Corporation shall be managed by or under the direction of a board of three
     (3) Directors. Except as herein provided with respect to vacancies, and except with respect to the initial Directors, as set out in the Certificate of Incorporation, each Director shall hold office for one year and until his/her successor is elected and qualified.

Section 3.2. Change in Number of Directors; Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the board of directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special of shareholders called for that purpose.

Section 3.3. Chairman of the Board. The Directors may elect a Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the Shareholders and Directors, and shall have such other duties as may be assigned to him/her from time to time by the Board of Directors.

Section 3.4. Resignation Any Director of the Corporation may resign at any time by giving written notice to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, at the time of receipt if no time is specified therein and at the time of acceptance if the effectiveness of such resignation is conditioned upon its acceptance. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.5. Removal Any Director or the entire Board of Directors may be removed only for cause and by vote of the majority of shareholders than entitled to vote at a shareholders' meeting called for such purpose.

Section 3.6. Place of Meeting and Books. The Board of Directors may hold their meetings and keep the books of the Corporation at such places as they may from time to time determine.

Section 3.7. General Powers. In addition to the powers and authority expressly conferred upon them by these By-laws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the shareholders. The Board of Directors shall have and exercise full power and authority to do all things necessary and expedient in the governance, management and control of the business and affairs of the Corporation.

Section 3.8. Executive Committee. There may be an executive committee of one or more Directors designated by resolution passed by a majority of the whole Board. The act of a majority of the members of such committee shall be the act of the committee. Said committee may meet at stated times or on notice to all by any of their own number, and shall have and may exercise those powers of the Board of Directors in the management of the business affairs of the Corporation as are provided by law and may authorize the seal of the Corporation to be affixed to all papers which may require it. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purpose.

Section 3.9. Other Committees. The Board of Directors may also designate one or more committees in addition to the executive committee, by resolution or resolutions passed by a majority of the whole Board of Directors; such committee or committees shall consist of one or more Directors of the Corporation, and to the extent provided in the resolution or resolutions designating them, shall have and may exercise specific powers of the Board of Directors in the management of the business and affairs of the Corporation to the extent permitted by statute and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 3.10. Powers Denied to Committees. Committees of the Board of Directors shall not, in any event, have any power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the shareholders the sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all of the Corporation's property and assets, recommend to the shareholders a voluntary dissolution of the Corporation or a revocation thereof or to amend the By-laws of the Corporation. Further, committees of the Board of Directors shall not have any power or authority to declare a dividend or to authorize the issuance of stock.

Section 3.11. Substitute Committee Member. In the absence of or on the disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he,, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any committee shall keep regular minutes of its proceedings and report the same to the Board as may be required by the Board.


Section 3.12. Compensation of Directors. The Board of Directors shall have the power to fix The compensation of Directors and members of committees of the Board. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated retainer as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for being members of those committees and/or attending committee meetings.

Section 3.13. Annual Meeting. The Board may meet at such place and time as shall be fixed and announced by the presiding officer at the annual meeting of shareholders, for the purpose of organization or otherwise, and no further notice of such meeting shall be necessary to the Directors (including the newly elected Directors) in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such place and time as shall be stated in a notice given to such Directors two (2) days prior to such meeting, or as shall be fixed by the consent in writing of all the Directors.

Section 3.14. Regular Meetings. The annual meeting of the Board of Directors shall be held as soon as practical following the adjournment of the annual meeting of shareholders upon notice from the Chairman of the Board, if any, or the President. Other regular meetings of the Board of Directors may be held at such times and at such places within or without the State of Vermont as the Board may by vote determine from time to time, and, if so determined., no notice thereof need be given.


Section 3.15. Special Meetings Special meetings of the Board may be called by the Chairman of the Board, if any, or the President; on two (2) days' notice to each Director, or such shorter period of time before the meeting as will nonetheless be sufficient for the convenient assembly of the Directors so notified special meetings shall be called by the Secretary in like manner and on like notice, on the written request of two or more Directors.

Section 3.16. Waiver of Notice Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.17. Quorum. At all meetings of the Board of Directors, a majority of the total number of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically permitted or provided by statute, or by the Certificate of Incorporation, or by these By-laws. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting to a definite date and place from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned.

Section 3.18. Telephonic Participation in Meetings. Members of the Board of Directors or any committee designated by such Board may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 3.19. Action by Consent. Unless otherwise restricted by the Certificate of incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if written consent thereto is signed by all members of the Board or of such committee as the case may be and such written consent is filed with the minutes of proceedings of the Board or Committee.


Section 3.20. Minutes and Records. Minutes of all meetings of Directors shall be taken by the Secretary, or in his/her absence, by someone appointed by the presiding officer to take and authenticate the record of the meeting.

                                   Article IV

                                    Officers

Section 4.1. Selection; Statutory Officers. The officers of the Corporation shall be chosen by the Board of Directors. There shall be a President and Chief Executive Officer, a Treasurer and a Secretary. The same person may hold more than one office except that the same person shall not be both President and Secretary. The Board may also appoint one or more Vice Presidents.

Section 4.2. Time of Election. The officers above named, shall be chosen by the Board of Directors at its first meeting after each annual meeting of shareholders. Nothing herein shall be deemed to restrict the power of the Board to discharge or remove any officer, and to fill the vacancy created thereby, at any time. None of said officers need be a Director.

Section 4.3. Additional Officers. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 4.4. Subordinate Officers. The Board of Directors may appoint such subordinate officers as the business of the Corporation may require, each of such officers to hold office at the pleasure of the Board, and to have such authority, and perform such duties as the Board of Directors may from time to time determine.

Section 4.5. Terms of Office. Each officer of the Corporation shall hold office until his/her successor is chosen and qualified, or until his/her earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.

Section 4.6. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the President or Secretary. Any such resignation shall be effective at the date of receipt of such notice or at any later date specified therein. Unless otherwise specified in said resignation, acceptance shall not be necessary to make it effective.

Section 4.7. Compensation of Officers. The Board of Directors shall have power to fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

Section 4.6- President. The President 'shall be the Chief Executive Officer and head of the Corporation. In the absence of the Chairman of the Board, the President shall preside at all meetings of Directors and shareholders. Under the supervision of the Board of Directors and of the executive committee, if any, the President shall have the general control and management of the Corporation's business and affairs, subject, however, to the right of the Board of Directors and of the executive committee to confer any specific power, except such as may kg by statute exclusively conferred on the President, upon any other officer or officers of the Corporation. The President shall perform and do all acts and things incident to the position of President and such other duties as may be lawfully assigned to him/her from time to time by the Board of Directors or the executive committee.

Section 4.9. Vice Presidents. The Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or, if not ranked, as designated by the Board of Directors shall perform such of the duties of the President on behalf of the Corporation as may be respectively assigned to them from time to time by the Board of Directors or by the executive committee or by the President.

Section 4.10- Treasurer. The Treasurer shall have the care and custody of all the funds and securities of the Corporation which may come into his/her hands as Treasurer, and the power and authority to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Corporation in such bank or banks or depository as the Board of Directors or the executive committee, or the officers or agents to whom the Board of Directors or the executive committee may delegate such authority, may designate, and he/she may endorse all commercial documents requiring endorsements for or on behalf of the Corporation. The Treasurer may sign all receipts and vouchers for the payments made to the Corporation. The Treasurer shall render an account of his transactions to the Board of Directors or to the executive committee as often as the Board or the committee shall require the same. The Treasurer shall enter regularly in the books to be kept by him/her for that purpose full and adequate account of all moneys received and paid by him/her on account of the Corporation. The Treasurer shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors or the executive committee-., give a bond to the Corporation conditioned for the faithful performance of his duties, the expense of which bond shall be borne by the Corporation.

Section 4.11. The Secretary shall maintain the office of the Secretary at the place where the principal office of the Corporation is located. The
     Secretary  shall  have and keep in  his/her  custody  at the  office of the
     Secretary, the corporate Seal and corporate documents and records, including the minutes of all meetings of the Shareholders and Board of Directors. The Secretary shall keep full and accurate minutes of all meetings of the Board of Directors and of the shareholders and shall attend to the giving and serving of all notices of the Corporation. Except as otherwise ordered by the Board of Directors or the executive committee, the Secretary shall attest the seal of the Corporation upon all contracts and instruments executed under such seal and shall affix the seal of the Corporation thereto and to all certificates of shares of the Capital Stock., The Secretary shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board of Directors or the executive committee may direct. The Secretary shall, in general, perform all the duties of the Secretary, subject to the control of the Board of Directors and of the executive committee.

Section 4.12. Assistant Secretary The Board of Directors may appoint or remove one or more Assistant Secretaries of the Corporation. Any Assistant Secretary upon appointment shall perform such duties of the Secretary, and have any and all such other duties as the Board of Directors may designate.

                                    Article V
                                      Stock

Section 5.1. Amount. The amount of the capital stock of the Corporation shall be defined by the Certificate of Incorporation and amendments thereto.

Section 5.2. Stock. Each stockholder shall be entitled to a certificate or certificates of stock of the Corporation in such form as the Board of Directors may from time to time prescribe. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall certify the holder's name and number and class of shares and shall be signed by both of (a) either the President or a Vice President, and (b) the Treasurer or the Secretary,, and shall be sealed with the corporate seal of the Corporation. If such certificate is countersigned (a) by a transfer agent other than the
     Corporation  or  its  employee,  or,  (2) by a  registrar  other  than  the
     Corporation  or  its  employee,  the  signature  of  the  officers  of  the
     Corporation and the registrar may be facsimiles. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 5.3. Share Interests. The Corporation shall not issue certificates to represent fractional share interests, but shall register or cause its transfer agent to register ownership of such interests in the names of the persons entitled thereto on the books of the Corporation. Ownership of any fractional share interest shall entitle the holder thereof to exercise voting rights, receive any dividends and participate in any liquidation of the Corporation on a proportionate basis.

Section 5.4. Transfer of Stock. Subject to any transfer restrictions then in force, the shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to such other person as the directors may designate by whom they shall be cancelled and new certificates shall thereupon be issued. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof save as expressly provided by the laws of Delaware.

Section 5.5. Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than fifty (50) days nor less than ten (10) days before the date of such meeting, nor more than fifty (50) days prior to any other action. If no such record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the date next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5.6. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.

Section 5.7. Dividends.

     1. Power to Declare. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and the laws of Vermont.


     2. Reserves. Before payment of any dividend, there may be set aside out of the funds of the Corporation available for dividends such sum or sums as the Directors from time to time in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

Section 5.8. Lost, Stolen or Destroyed Certificates. No certificates for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.

                                   Article VI

                       Miscellaneous Management Provisions

Section 6.1. Checks, Drafts and Notes. All checks, drafts or orders for the payment of money, and all notes and acceptances of the Corporation shall be signed by such officer or officers, agent or agents as the Board of Directors may designate.

Section 6.2. Notices.

     1. Notices to Directors may, and notices to shareholders shall be in writing and delivered personally or mailed to the Directors or shareholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to Directors may also be given by telegram or orally, by telephone or in person.

     2. Whenever any notice is required to be given under tli4'-provisions of the statutes or of the Certificate of Incorporation or of these By-laws, a written waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated herein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 6.3. Authorization and Execution of Contracts. The Board of Directors, except as otherwise provided in the By-laws, may authorize any officer or officers, agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined in specific instances.

Section 6.4. Conflict of Interest. A contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, may be made and shall not be void or voidable, provided that the material facts as to his or her relationship or interest as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum or provided that the contract or transaction is otherwise authorized in accordance with the laws of Vermont and further provided that the contracting Director or officer is not present at the time that such contract or transaction is voted on. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 6.5. Voting of Securities Owned by this Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by the Corporation may be voted in person at any meeting of security holders of such other corporation by the President of the Corporation if he is present at such meeting, or in his absence by the Treasurer of the Corporation if he is present at such meeting, and (b) whenever, in the judgment of the President, it is desirable for the Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the President, without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by anotli6r officer, provided that if the President is unable to execute such proxy or consent by reason of sickness, absence from the United States or other similar cause, the Treasurer may execute such proxy or consent. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by the Corporation the same as such shares or other securities might-be voted by the Corporation.

                                   Article VII
                                   Amendments


Section 7.1. Amendments. Except as otherwise provided in these By-laws, the By-laws of the Corporation may be altered, amended or repealed at any regular or special meeting of the Board of Directors by a vote of at least a majority of the Directors or by or at any meeting of the shareholders by the vote of the holders of at least a majority of the stock issued and outstanding and entitled to vote at such meeting, in accordance with the provisions of the Certificate of Incorporation and of the laws of Vermont, provided notice of the proposed amendment, alteration or repeal is mailed to each such holder at least ten (10) days prior to such meeting.



                                  ARTICLE VIII
              Indemnification of Officers, Directors and Employees

Section 8.1. This Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 8.2. This Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer of employee of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and unreasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 8.3. To the extent that a director, officer or employee of this corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 8.1 or 8.2, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Any indemnification under Sections
     8.1 or 8.2 shall be made by the Corporation unless the Directors who are not parties to such action or the shareholders obtain a court order stating that the indemnification of the director, officer or employee is improper in the circumstances because he has not met the applicable standards of the conduct set forth in Sections 8.1 or 8.2.

Section 8.4- Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 8.3 upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

Section 8.5. The indemnification provided by this section shall night be deemed exclusive of any other rights to which those indemnified may be entitled under any other by-law,, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director ' officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8.6. This Corporation may purchase and maintain, Directors and Officers' liability insurance on behalf of any person who is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section in an amount sufficient to cover any and all costs borne directly or indirectly by any director, officer or employee from a tortious act however groundless.

                                   Article IX
                                   Fiscal Year

Section 9.1. The fiscal year of the Corporation shall begin on the lst day of January and end on the 31st day of December in each year.


                                    Article X

                                 Corporate Seal

Section 10.1. The Corporation shall have a special seal for its own use which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words "Corporate Seal."

                                   Article XI
                 Applicability of Investment Company Act of 1940

Section 11.1. Investment Company Act to Be Controlling. If at a time when the Corporation is registered as an investment company under the federal Investment Company Act of 1940, any provision of these By-Laws shall conflict or be inconsistent with any applicable provision of said Act or of any rule, regulation or order thereunder, such applicable provision of said Act or rule, regulation or order thereunder shall be controlling and the operation of the conflicting or inconsistent provision of these By-Laws shall be suspended.


                                   Article XII

                             Investment Restrictions

Section 12.1. Investment Restrictions. The corporation's investment limitations are that it may not:

     (a) with respect to at least 507. of the Corporation's total assets, purchase the securities of any single issuer (except the United States government, its agencies or its instrumentalities), if it would cause (i) more than 5% of the Corporation's total assets to be invested in the securities of such issuer (including repurchase agreements with any one bank), or (ii) more than 10% of any class of securities of such issuer would be owned by the Corporation. For this purpose, the State of Vermont, each political subdivision of the State, and each district, authority, agency or instrumentality of the State or any of its political subdivisions will be deemed to be a separate issuer and all indebtedness of any issuer will be deemed to be a single class of securities;

     (b) issue senior securities;

     (c) make short sales of securities;

     (d) purchase any securities on margin, except for such short term credits as are necessary for the clearance of transactions;

     (e) borrow money, except from banks as a temporary measure for purposes of meeting redemption requests and/or bond purchase commitments and then only in an amount not exceeding 5% of the Corporation's total asset value. Any borrowings that come to exceed 5% of the Corporation's total assets by reason of a decline in net assets will be reduced within three business days exclusive of sundays and holidays to the extent necessary to comply with the 5% limitation;

     (f) underwrite any issue of securities, except to the extent that the Corporation's purchase of municipal securities directly from the issuer (either alone or as one of a group of bidders) may-be deemed to be an underwriting of such securities;

     (g) knowingly purchase or otherwise acquire any securities which are subject to legal or contractual restrictions on resale if, as a result, more than 10% of the Corporation's total assets would be invested in such securities;

     (h) purchase equity securities or securities convertible into equity securities;

     (i) purchase or sell real estate, but this shall not prevent the Corporation from investing in municipal bonds or other obligations secured by real estate or interests therein;

     (j) purchase or sell commodities or commodity contracts;

     (k) make loans, except through the purchase of debt securities in accordance with the Corporation's investment objective, policies and restrictions;

     (1) invest in oil, gas or other mineral exploration or development programs;

     (m) invest in companies for the purpose of exercising management or control;

     (n) purchase securities of other investment companies, except the Corporation may purchase securities of other open-end diversified investment companies which hold tax-exempt portfolios, but only in the open market where no commissions are payable for the purchase of such securities, only to the extent that the Corporation at all times owns less than 3% of the voting shares of each such investment company in which the Corporation has purchased such shares, only to the extent the Corporation has not acquired shares of any such investment company having a value in excess of 5% of the Corporation's total asset value, only to the extent the Corporation has not acquired shares of all such investment companies having a value in excess of 10% of the Corporation's total asset value, and, within these limitations, only in amounts and for purposes of providing sufficient liquidity to allow the Corporation to transact its day-to-day business operations including shareholder redemptions and settlement of securities transactions;

     (o) purchase the securities of any issuer if, as a result, more than 5% of the Corporation's total assets would be invested in the securities of business enterprises that, including predecessors, have a record of less than three years of continuous operation;

     (p) pledge or hypothecate any Corporate assets, except that the purchase of securities on a "when issued" basis is not deemed to be a pledge of assets;

     (q) purchase any security, other than securities issued or guaranteed by the U.S. government or any of its ag4-ncies or instrumentalities, if, as a . result,, more than 25% of the Corporation's total asset value would be invested in the securities of issuers having their principal business activities in the same industry;

     (r) write or invest input or call options, or any combination thereof.

     Unless otherwise stated, all references to the corporation's assets are in terms of the then current market value of the assets.

Section 12.2. Changes in Investment Restrictions The Investment Restrictions set forth in Section 12.1 shall, at any of 1940 or any rule, regulation or order thereunder, without any action by the-Corporation, be considered to be amended to conform to the applicable change as of the effective date of such changes. otherwise, a change in the Investment Restrictions set forth in Section 12.1 shall require the affirmative vote of the shareholders as set forth in Section 2.6 at any annual or special meeting called pursuant to these By-Laws.


     378.9